UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2005
HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results Of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-99.1 Press Release dated October 13, 2005
Ex-99.2 Press Release dated October 13, 2005
Ex-99.3 $2.425 Billion Senior Credit Facilities Commitiment Letter
Ex-99.3 $1.0 Billion Senior Credit Facility Commitment Letter

Item 2.02. Results Of Operations and Financial Condition.
     On October 13, 2005, HCA Inc. issued a press release announcing, among other matters, its preliminary results of operations for the third quarter ended September 30, 2005, the text of which is set forth as Exhibit 99.1.
Item 7.01. Regulation FD Disclosure.
     On October 13, 2005, HCA Inc. issued a press release announcing, among other matters, its preliminary results of operations for the third quarter ended September 30, 2005, the text of which is set forth as Exhibit 99.1.
Item 8.01. Other Events.
Tender Offer
     On October 13, 2005, HCA Inc. issued a press release announcing the approval by its board of directors of the planned initiation on October 14, 2005 of a modified “Dutch” auction tender offer to purchase up to 50,000,000 shares of its outstanding common stock, par value $0.01 per share, at a price not greater than $50.00 nor less than $43.00 per share net to the seller in cash, without interest, the text of which is set forth as Exhibit 99.2. The full details of the tender offer will be set forth in the Offer to Purchase, Letter of Transmittal and related materials, which will be attached as exhibits (a)(1)(A) through (a)(1)(G), respectively, to the Schedule TO to be filed by the Company with the Securities and Exchange Commission on October 14, 2005 (the “Schedule TO”).
     We anticipate that we will obtain the funds necessary to purchase shares tendered in the Offer by utilizing approximately $500 million of cash on hand, by borrowing approximately $1 billion under our existing credit facility, as proposed to be amended, or pursuant to the terms and conditions contained in the Refinancing Commitment Letter (as defined below), and by borrowing approximately $1 billion pursuant to the terms and conditions of the Term Facility Commitment Letter (as defined below).
     Refinancing Commitment Letter. The Company is seeking an amendment to its existing credit facility to modify the compliance levels for the Company’s required ratio of consolidated total debt to consolidated capitalization. If the Company is unable to obtain the required amendment prior to the expiration date of the tender offer, the Company intends to replace the existing credit facility with a new credit facility. JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”) has committed, subject to the terms and conditions set forth in the Commitment Letter dated as of October 13, 2005, from J.P. Morgan Securities Inc. and JPMorgan Chase Bank to the Company (the “Refinancing Commitment Letter”), to provide up to $2.425 billion in financing to the Company, consisting of two facilities (the “JPMorgan Facilities”): a senior term loan facility in an aggregate principal amount of $675 million (the “JPMorgan Term Facility”) and a senior revolving credit facility (including a competitive bid facility similar to the one provided in the Company’s existing bank credit facility) in an aggregate principal amount of $1.75 billion (the “JPMorgan Revolving Facility”). The JPMorgan Facilities will be used to refinance outstanding indebtedness under the Company’s existing credit facility and the related senior term loan facility and for general corporate purposes (including but not limited to the redemption or purchase of outstanding securities of the Company).
     The JPMorgan Term Facility will provide for a five year maturity and will amortize in non-ratable quarterly installments in years two through five. The JPMorgan Revolving Facility will provide for a five year maturity. Interest on the outstanding balances under the JPMorgan Revolving Facility is payable, at the Company’s option, at an alternate base rate (or “ABR” as that term is defined in the Refinancing Commitment Letter), or at the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 0.400% to 1.000% depending on the long-term unsecured debt rating of the Company. Interest on the outstanding balances under the JPMorgan Term Facility is payable, at the Company’s option, at the ABR plus a margin ranging from 0.000% to 0.250%, or at LIBOR plus a margin ranging from 0.500% to 1.250%, depending on the long-term unsecured debt rating of the Company.
     The Company may make optional prepayments of loans under the JPMorgan Facilities, in whole or in part, in minimum amounts of $5 million, without premium or penalty, and subject to the reimbursement of the lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period for that borrowing.

     JPMorgan Chase Bank’s obligation to make the loans described above is subject to customary conditions precedent and, among others:
•	the repayment and termination of the existing bank credit facility of the Company;

•	there shall not have occurred or become known to JPMorgan Chase Bank any condition or change in the financial condition of the Company and its subsidiaries, taken as a whole, that is material and adverse;

•	JPMorgan Chase Bank not becoming aware of any information or other matter affecting the Company and its subsidiaries, taken as a whole, that is material and adverse and is inconsistent with any such information or other matter disclosed to it prior to the date of the Refinancing Commitment Letter;

•	A minimum long-term unsecured debt rating from Standard & Poor’s Ratings Group and Moody’s Investor Service of at least BB+ and Ba2, respectively (with a stable outlook);

•	the absence of any continuing default under the definitive loan documents; and

•	the accuracy of all representations and warranties made in the definitive loan documents, including the absence of a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its subsidiaries, on a consolidated basis.
     The terms of the JPMorgan Facilities will provide for customary representations and warranties and negative and affirmative covenants, and will also include customary events of default such as payment defaults, cross-defaults to other indebtedness of the Company, bankruptcy and insolvency, and a change in control.
     JPMorgan Chase Bank and J.P. Morgan Securities Inc. have the ability to syndicate, before or after the consummation of the tender offer, the JPMorgan Facilities to a group of financial institutions, in consultation with the Company. We currently expect to repay amounts borrowed under the JPMorgan Facilities, if any, from the anticipated net proceeds from the sale of notes to be offered in one or more public or private offerings and/or from available cash flow or the proceeds of other borrowings from time to time.
     We expect that any undrawn funds under the JPMorgan Facilities, following the consummation of the tender offer and the repayment of amounts required to terminate our existing credit facility, will be generally available to meet our business needs.
     Term Facility Commitment Letter. JPMorgan Chase Bank and Merrill Lynch Capital Corporation have each individually committed, subject to the terms and conditions set forth in the Commitment Letter dated as of October 13, 2005, from J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank and Merrill Lynch Capital Corporation to the Company (the “Term Facility Commitment Letter” and, together with the JPMorgan Commitment Letter, the “Commitment Letters”), to provide to the Company 50% of a senior term loan facility of up to $1 billion (the “JPMorgan/Merrill Term Facility”). The JPMorgan/Merrill Term Facility will be used to finance the consummation of the Offer.
     The JPMorgan/Merrill Term Facility will provide for a six month maturity. Interest on the outstanding balances under the JPMorgan/Merrill Term Facility is payable, at the Company’s option, at an alternate base rate (or “ABR” as that term is defined in the Term Facility Commitment Letter) or at LIBOR, in each case plus the margin applicable to such loans under the Company’s credit facility as of the date of closing of the JPMorgan/Merrill Term Facility.
     The terms of the JPMorgan/Merrill Term Facility will provide for customary mandatory prepayment provisions.
     The Company may make optional prepayments of loans under the JPMorgan/Merrill Term Facility, in whole or in part, without premium or penalty, and subject to the reimbursement of the lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period for that borrowing.

     JPMorgan Chase Bank’s and Merrill Lynch Capital Corporation’s obligations to make the loans described above are subject to customary conditions precedent and, among others:
•	either (i) the execution and delivery of the amendment to the Company’s existing credit facility discussed above, or (ii) the termination of the Company’s existing credit facility and the execution and delivery of definitive documentation for the JPMorgan Facilities;

•	there shall not have occurred or become known to JPMorgan Chase Bank and Merrill Lynch Capital Corporation any condition or change in the financial condition of the Company and its subsidiaries taken as a whole that is material and adverse;

•	JPMorgan Chase Bank and Merrill Lynch Capital Corporation not becoming aware of any information or other matter affecting the Company and its subsidiaries taken as a whole that is material and adverse and is inconsistent with any such information or other matter disclosed to them prior to the date of the Term Facility Commitment Letter;

•	A minimum long-term unsecured debt rating from Standard & Poor’s Ratings Group and Moody’s Investor Service of at least BB+ and Ba2, respectively (with a stable outlook);

•	the absence of any continuing default under the definitive loan documents; and

•	the accuracy of all representations and warranties made in the definitive loan documents, including the absence of a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its subsidiaries, on a consolidated basis.
     The terms of the JPMorgan/Merrill Term Facility will provide for customary representations and warranties and negative and affirmative covenants, and will also include customary events of default such as payment defaults, cross-defaults to other indebtedness of the Company, bankruptcy and insolvency, and a change in control.
     JPMorgan Chase Bank, J.P. Morgan Securities Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated have the ability to syndicate, before or after the consummation of the Offer, the JPMorgan/Merrill Term Facility to a group of financial institutions, in consultation with the Company. We currently intend to repay amounts borrowed under the JPMorgan/Merrill Term Facility from the anticipated net proceeds from the sale of notes to be offered in one or more public or private offerings and/or from available cash flow, the anticipated proceeds from the sale of ten hospitals or the proceeds of other borrowings from time to time.
     The descriptions of the provisions of the Commitment Letters set forth above are qualified in their entirety by reference to the full and complete text of the Commitment Letters, which are attached hereto as exhibits 99.3 and 99.4, respectively.
Governmental Investigations
     As previously disclosed, on September 22, 2005, the Company received a subpoena from the Office of the United States Attorney for the Southern District of New York seeking the production of documents. On September 28, 2005, HCA was informed that the SEC had issued a formal order of investigation. Both the subpoena and the formal order of investigation relate to trading in the Company’s securities. The Company intends to cooperate fully with these investigations.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 13, 2005.
99.2	Press Release dated October 13, 2005.
99.3	$2.425 Billion Senior Credit Facilities Commitment Letter, dated October 13, 2005, by and among the Company, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A.
99.4
$1.0 Billion Senior Credit Facility Commitment Letter, dated October 13, 2005, by and among the Company, J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and Merrill Lynch Capital Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: October 13, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 13, 2005.
99.2	Press Release dated October 13, 2005.
99.3	$2.425 Billion Senior Credit Facilities Commitment Letter, dated October 13, 2005, by and among the Company, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A.
99.4
$1.0 Billion Senior Credit Facility Commitment Letter, dated October 13, 2005, by and among the Company, J.P. Morgan Securities Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and Merrill Lynch Capital Corporation.